Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

BOARD OF DIRECTORS OF WILLIAM LYON HOMES

DISBANDS SPECIAL COMMITTEE

NEWPORT BEACH, CA—July 25, 2005—William Lyon Homes (NYSE: WLS) today announced that its Board of Directors had disbanded the Special Committee of the Board which had been formed to consider the proposal made by General William Lyon to acquire the publicly held shares of William Lyon Homes. General William Lyon had previously announced that he was withdrawing his offer.